Exhibit 99.1

Contact: Thomas A. Klemens Senior Executive Vice President & Chief Financial Officer (714) 800-4401	NEWS	FOR IMMEDIATE RELEASE

THE FIRST AMERICAN CORPORATION REPORTS

RECORD RESULTS FOR THE SECOND QUARTER 2005

SANTA ANA, Calif., July 27, 2005 – The First American Corporation (NYSE: FAF), the nation’s largest data provider, today announced results for the second quarter ended June 30, 2005:

	Three Months Ended June 30		Six Months Ended June 30
	2005	2004	2005	2004
Total revenues	$1.98 billion	$1.72 billion	$3.69 billion	$3.20 billion
Income before income taxes and minority interests	$265.6 million	$219.2 million	$419.3 million	$330.3 million
Net income	$139.5 million	$116.5 million	$218.7 million	$171.5 million
Net income per diluted share	$1.43	$1.27	$2.27	$1.90

Summary of Operations

“The company posted record revenues and profits for the second quarter,” stated Parker S. Kennedy, chairman and chief executive officer of The First American Corporation. “Second quarter earnings benefited from a 16 percent increase in closed title orders, compared with first quarter closings. While interest rate hikes during the first half of 2005 slowed refinancings, residential and commercial property purchase transactions remained solid, which resulted in steady real estate activity for the company’s real estate-related businesses. These strong results reflect the benefits of our FAST Transaction System and the ongoing implementation of strategies such as centralized processing, bundling, strong acquisitions and market share growth.”

– more –

First American Reports Record Results for the Second Quarter 2005

Page 2-2-2

Quarterly Financial Highlights

Financial Services Group:

•	Revenues for the second quarter 2005 were $1.53 billion, an increase of 17 percent when compared with $1.31 billion for the second quarter of 2004.

•	Pretax income was $193.7 million, an increase of 27 percent when compared with $152.1 million in the prior year quarter.

•	Pretax margins for the second quarter 2005 were 12.7 percent compared with 11.6 percent for the second quarter 2004.

Information Technology Group:

•	Revenues for the second quarter 2005 were $453.0 million, an increase of 10 percent when compared with $411.4 million for the second quarter of 2004.

•	Pretax income was $107.4 million, a 9 percent increase when compared with $98.5 million in the prior year quarter.

•	Pretax margins for the second quarter 2005 were 23.7 percent compared with 23.9 percent for the second quarter 2004.

2005 Outlook and Strategic Focus

Kennedy continued: “During the second half of 2005, strategies to increase cost efficiencies, expand businesses and sell more data to more customers will play an important role in keeping profit margins steady. We will continue to seek opportunities to leverage data in our businesses to create specialized analytic products. We expect the contribution of First American’s credit businesses to First Advantage Corporation (NASDAQ:FADV) will be completed in the third quarter of 2005. This strategic move positions First American as the leading real estate data company and First Advantage as a significant business information company.”

Teleconference/Webcast

First American’s second quarter results will be discussed in more detail on Wednesday, July 27, 2005, at 11 a.m. EDT, via teleconference. The dial-in number is (888) 955-3516 and the pass code is FIRST AMERICAN. The live audio webcast of the call will be available on First American’s Web site at www.firstam.com/investor. An audio replay of the conference call will be available through August 5, 2005, by dialing (203) 369-1087. An audio archive of the call will also be available for replay on First American’s Web site.

– more –

First American Reports Record Results for the Second Quarter 2005

Page 3-3-3

About First American

The First American Corporation (NYSE: FAF), a Fortune 500 company that traces its history to 1889, is the nation’s largest data provider. First American combines advanced analytics with its vast data resources to supply businesses and consumers with valuable information products to support the major economic events of people’s lives, such as getting a job, renting an apartment, buying a car or house, securing a mortgage and opening or buying a business. The First American Family of Companies, many of which command leading market share positions in their respective industries, operate within six primary business segments, including: Title Insurance and Services, Specialty Insurance, Mortgage Information, Property Information, Credit Information and Screening Information. With revenues of $6.72 billion in 2004, First American has approximately 2,000 offices throughout the United States and abroad. More information about the company and an archive of its press releases can be found at www.firstam.com.

Forward-Looking Statements

Certain statements made in this press release, including those related to strategies in the second half of 2005 and the closing of the transaction with First Advantage Corporation, are forward looking. Risks and uncertainties exist that may cause results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements include: interest rate fluctuations; changes in the performance of the real estate markets; limitations on access to public records and other data; general volatility in the capital markets; changes in applicable government regulations; consolidation among the company’s significant customers and competitors; the company’s continued ability to identify businesses to be acquired; changes in the company’s ability to integrate businesses which it acquires; and other factors described in the company’s Annual Report on Form 10-K for the year ended Dec. 31, 2004, as filed with the Securities and Exchange Commission. The forward-looking statements speak only as of the date they are made. The company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

(Additional Financial Data Follows)

– more –

First American Reports Record Results for the Second Quarter 2005

Page 4-4-4

Summary of Earnings

(in thousands, except per share amounts)

	Three Months Ended June 30		Six Months Ended June 30
	2005	2004	2005	2004
Total revenues	$1,983,975	$1,724,053	$3,688,459	$3,197,824
Income before income taxes and minority interests	$265,560	$219,191	$419,262	$330,321
Income taxes	$100,700	$79,300	$154,500	$116,700
Minority interests	$25,367	$23,365	$46,107	$42,139
Net income	$139,493	$116,526	$218,655	$171,482
Net income per share:
Basic	$1.47	$1.32	$2.35	$2.05
Diluted	$1.43	$1.27	$2.27	$1.90
Weighted average shares outstanding:
Basic	94,639	88,071	93,106	83,697
Diluted	97,990	92,083	96,559	91,373

Summary Balance Sheet Information

(in thousands, except per share amounts)

	June 30 2005	December 31 2004
Total stockholders’ equity	$2,797,819	$2,463,564
Book value per share	$29.46	$27.36

Summary Title Insurance Order Counts

From Direct Operations

	Three Months Ended June 30
	2005	2004
Title orders opened:
April	238,200	216,100
May	247,500	200,800
June	269,200	218,600

Second quarter total	754,900	635,500

Title orders closed:
April	165,400	167,500
May	171,900	168,800
June	194,900	182,200

Second quarter total	532,200	518,500

(Additional Financial Data Follows)

– more –

First American Reports Record Results for the Second Quarter 2005

Page 5-5-5

Selected Financial Data

(unaudited, in thousands)

	Three Months Ended June 30		Six Months Ended June 30
	2005	2004	2005	2004
RESULTS OF OPERATIONS
Revenues
Operating revenues	$1,924,899	$1,685,098	$3,588,457	$3,130,631
Investment and other income	55,027	36,237	94,331	63,144
Net realized investment gains	4,049	2,718	5,671	4,049

	1,983,975	1,724,053	3,688,459	3,197,824

Expenses
Salaries and other personnel costs	601,487	534,622	1,149,972	1,008,397
Premiums retained by agents	539,665	458,502	1,025,624	882,736
Other operating expenses	413,774	372,438	777,347	713,277
Provision for title losses and other claims	99,857	85,686	190,634	157,107
Depreciation and amortization	37,202	31,326	72,949	60,696
Premium taxes	15,413	13,090	28,943	25,630
Interest	11,017	9,198	23,728	19,660

	1,718,415	1,504,862	3,269,197	2,867,503

Income before income taxes and minority interests	$265,560	$219,191	$419,262	$330,321

OPERATING REVENUES
Financial Services
Title Insurance and Services:
Direct operations	$740,203	$659,945	$1,352,220	$1,175,451
Agency operations	681,634	574,338	1,281,101	1,091,148

	1,421,837	1,234,283	2,633,321	2,266,599
Specialty Insurance	63,785	51,847	124,294	98,339

	1,485,622	1,286,130	2,757,615	2,364,938

Information Technology
Mortgage Information	150,499	167,649	292,972	322,584
Property Information	127,525	99,525	238,427	191,502
Credit Information	78,350	62,912	144,695	125,364
Screening Information	82,903	68,882	154,748	126,243

	439,277	398,968	830,842	765,693

Total operating revenues	$1,924,899	$1,685,098	$3,588,457	$3,130,631

INCOME BEFORE INCOME TAXES AND MINORITY INTERESTS
Financial Services
Title Insurance and Services	$180,685	$140,497	$271,941	$199,074
Specialty Insurance	13,053	11,653	22,858	24,097

	193,738	152,150	294,799	223,171

Information Technology
Mortgage Information	41,606	47,992	72,225	78,339
Property Information	41,838	32,955	77,590	60,473
Credit Information	20,571	12,022	39,431	27,020
Screening Information	3,349	5,537	8,906	6,639

	107,364	98,506	198,152	172,471

Total before corporate expenses and minority interest	301,102	250,656	492,951	395,642
Corporate expense	35,542	31,465	73,689	65,321

Income before income taxes and minority interests	$265,560	$219,191	$419,262	$330,321

– more –

First American Reports Record Results for the Second Quarter 2005

Page 6-6-6

Segment Margins

(unaudited)

(in thousands, except percentages)

	Three Months Ended June 30
	Total revenues		Pretax (A)		Margins
	2005	2004	2005	2004	2005	2004
Financial Services

Title Insurance and Services	$1,460,457	$1,257,070	$180,685	$140,497	12.4%	11.2%
Specialty Insurance	67,504	54,992	13,053	11,653	19.3%	21.2%

	$1,527,961	$1,312,062	$193,738	$152,150	12.7%	11.6%

Information Technology

Mortgage Information	$152,557	$170,081	$41,606	$47,992	27.3%	28.2%
Property Information	136,491	106,577	41,838	32,955	30.7%	30.9%
Credit Information	80,545	65,867	20,571	12,022	25.5%	18.3%
Screening Information	83,377	68,916	3,349	5,537	4.0%	8.0%

	$452,970	$411,441	$107,364	$98,506	23.7%	23.9%

	Six Months Ended June 30
	Total revenues		Pretax (A)		Margins
	2005	2004	2005	2004	2005	2004
Financial Services

Title Insurance and Services	$2,698,378	$2,304,992	$271,941	$199,074	10.1%	8.6%
Specialty Insurance	131,548	105,718	22,858	24,097	17.4%	22.8%

	$2,829,926	$2,410,710	$294,799	$223,171	10.4%	9.3%

Information Technology

Mortgage Information	$296,661	$326,706	$72,225	$78,339	24.3%	24.0%
Property Information	254,544	203,870	77,590	60,473	30.5%	29.7%
Credit Information	148,972	130,259	39,431	27,020	26.5%	20.7%
Screening Information	155,751	126,359	8,906	6,639	5.7%	5.3%

	$855,928	$787,194	$198,152	$172,471	23.2%	21.9%

(A)	- Income before income tax, minority interest and corporate expenses

# # #